Exhibit 23.2

SRK Consulting
Engineers and Scientists

SRK Consulting (U.S.), Inc.
7175 West Jefferson Avenue,
Suite 3000
Lakewood, CO
USA 80235

denver@srk.com
www.srk.com

Tel: 303.985.1333
Fax: 303.985.9947

March 31, 2008

Golden Queen Mining Company Ltd.
6411 Imperial Avenue Vancouver,
British Columbia
Canada V7W 2J5

Re: Golden Queen Mining Company Ltd. (the "Company")
Annual Report on Form 10K

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-102112) of Golden Queen Mining Co. Ltd., of the technical report titled "NI 43-101 Technical Report - Soledad Mountain Project", dated March 2006 prepared by SRK Consulting of Lakewood, Colorado.

Yours truly,
SRK Consulting (U.S.), Inc.

P.l. Clarke

Per:____________________
Authorized Signatory

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